UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2012

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(Address of principal executive offices, including zip code)

(303) 792-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Approval of 2012 Performance Bonus Plan

An Annual Meeting of the stockholders of National CineMedia, Inc. (the “Company”) was held on May 1, 2012. At the Annual Meeting, stockholders approved the National CineMedia, Inc. 2012 Performance Bonus Plan (the “Bonus Plan”) for the Company’s executive officers. The Compensation Committee of the Company’s Board of Directors adopted the Bonus Plan on January 11, 2012, and the Board of Directors approved and directed that the Bonus Plan be submitted to a vote of stockholders at the Annual Meeting.

The purpose of the Bonus Plan is to create a financial incentive for executives of the Company to meet or exceed certain key internal financial performance metric targets (or budgets). All executive officers of the Company are eligible to participate in the Bonus Plan.

Under the Bonus Plan, each executive officer will have a performance bonus potential based on a specified percentage of his annual base salary at the end of the 2012 fiscal year for which a bonus is being paid (prorated in the case of an executive not employed for the full year). The performance bonus potential will vary depending on the executive officer’s title, business unit and level of responsibility. In addition to the potential performance bonus award, all officers (including the executive officers) will be eligible for a “stretch bonus” under the Bonus Plan. The stretch bonus, if any, will be payable only if the Company exceeds the Adjusted OIBDA budget and will be incremental to the performance bonus awards described above. The amount of the stretch bonus will be equal to: (i) the actual performance bonus award paid to the executive, times (ii) 50%, times (iii) the percentage that the Company’s actual Adjusted OIBDA is in excess of the budgeted Adjusted OIBDA (capped at 10%) divided by 10%.

The performance bonus awards and stretch bonus awards, if any, will be paid as soon as practicable after the fiscal 2012 annual audit is completed by the Company’s independent auditors. No executive will be eligible for a bonus award under the Bonus Plan if he is not employed by us on the date the bonus awards are paid unless otherwise approved by the Compensation Committee.

Awards under the Bonus Plan are based on actual future performance. As a result, the amounts that will be paid under the Bonus Plan are not currently determinable. The following table sets forth the maximum awards payable under the Bonus Plan based upon the maximum potential per the terms of the Bonus Plan and the maximum limit of 250% of each officer’s base salary in effect on January 11, 2012.

Name and Position	Maximum potential per the terms of the Performance Bonus Plan (1)	Maximum limit of 250% (2)
Kurt C. Hall	$1,147,697	$1,912,828
President, Chief Executive Officer and Chairman
Clifford E. Marks	$1,106,708	$1,844,513
President of Sales and Marketing
Gary W. Ferrera	$417,851	$928,558
Executive Vice President and Chief Financial Officer
Ralph E. Hardy	$322,472	$716,605
Executive Vice President and General Counsel
Earl B. Weihe	$286,875	$637,500
Executive Vice President and Chief Operations Officer

Executive Officers as a Group	$3,281,603	$6,040,004
Non-Executive Director Group	—	—
Non-Executive Officer Employee Group	—	—

(1)	Estimated maximum performance bonus, including stretch bonus, based upon actual base salary as of January 11, 2012. Actual bonus amounts will be determined based upon base salary determined at the end of the Company’s 2012 fiscal year, subject to the 250% limit of each executive’s base salary in effect on January 11, 2012.
(2)	The amount determined as 250% of each executive’s base salary in effect on January 11, 2012.

For more information about the Bonus Plan, see the Company’s definitive proxy statement dated March 20, 2012. The above description of the Bonus Plan and such portions of the proxy statement are qualified in their entirety by reference to the Bonus Plan, a copy of which is filed as Exhibit 10.1 hereto.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The matters that were voted upon at the Company’s Annual Meeting, and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, where applicable, are set forth below. Each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting was approved.

Proposal #1 Election of Class II Directors

Name	For	Withhold	Broker Non-Votes
David R. Haas	48,051,251	527,900	2,179,388
James R. Holland Jr.	47,794,760	784,391	2,179,388
Stephen L. Lanning	46,871,603	1,707,548	2,179,388
Edward H. Meyer	46,868,637	1,710,514	2,179,388

Proposal #2 Approval of the National CineMedia, Inc. 2012 Performance Bonus Plan

For	Against	Abstentions	Broker Non-Votes
48,129,333	428,808	21,010	2,179,388

Proposal #3 Advisory Approval of the Company’s Executive Compensation

For	Against	Abstentions	Broker Non-Votes
33,701,989	14,520,796	356,366	2,179,388

Proposal #4 Ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the 2012 fiscal year ending December 27, 2012

For	Against	Abstentions	Broker Non-Votes
50,491,822	263,184	3,533	—

The following directors’ terms continued after the Annual Meeting of Stockholders:

Class I directors – Kurt C. Hall, Lawrence A. Goodman, and Scott N. Schneider

Class III directors – Amy E. Miles, Gerardo I. Lopez, and Lee Roy Mitchell

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

10.1	National CineMedia, Inc. 2012 Performance Bonus Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: May 4, 2012	By:	/s/ Ralph E. Hardy
Ralph E. Hardy
Executive Vice President, General Counsel and Secretary

4